Exhibit 99.1

Sonoco Completes Acquisition of Eviosys

Creates a Global Leader in Metal Food and Aerosol Can Manufacturing

Advances Sonoco’s Portfolio Transformation Strategy

HARTSVILLE, S.C., Dec. 04, 2024 (GLOBE NEWSWIRE) -- Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced the close of its acquisition of Eviosys, Europe’s leading food cans, ends and closures manufacturer, from KPS Capital Partners, LP (“KPS”).

The transaction advances Sonoco’s portfolio transformation strategy to simplify and realign its portfolio and position the Company for long-term growth and value creation. Sonoco announced its intent to acquire Eviosys on June 24, 2024. Following the integration process, Eviosys will transition to the Sonoco brand over the coming months and will operate under Sonoco's Consumer Packaging segment.

Forward-Looking Statements

Certain statements made in this communication with respect to the transaction are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “assume”, “believe”, “committed”, “continue”, “could”, “estimate”, “expect”, “focused”, “future”, “guidance”, “likely”, “may”, “ongoing”, “outlook”, “potential”, “seek”, “strategy”, “will”, or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements contained in this communication are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things: risks related to the transaction, including the ability to retain key employees and successfully integrate Eviosys; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the transaction on relationships with clients and other third parties; the operation of new manufacturing capabilities; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its environmental and sustainability goals, including with respect to greenhouse gas emissions; risks related to obtaining regulatory clearance under the antitrust laws in the UK with respect to the transaction; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

About Sonoco

With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 22,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees, and communities. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.

About Eviosys

Eviosys is a leading global supplier of metal packaging, producing food cans and ends, aerosol cans, metal closures and promotional packaging to preserve the products of hundreds of consumer brands. Eviosys has the largest manufacturing footprint in Europe, the Middle East and Africa (EMEA) in the industry with 6,300 employees in 44 manufacturing facilities across 17 countries in the region. In 2023, it generated €2.41 billion in revenue. Eviosys was a portfolio company of KPS prior to its acquisition by Sonoco.

Contact Information

Investors
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524

Media
FGS Global
Leah Polito / Jamie Baird
Sonoco@fgsglobal.com